UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2010 (July 12, 2010)

CardioGenics Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into Material Definitive Agreement

Item 9.01 Exhibits

SIGNATURE

Item 1.01 – Entry Into Material Definitive Agreement

On July 12, 2010 CardioGenics Inc. (“CardioGenics”), a subsidiary of CardioGenics Holdings Inc. (the “Company”), entered into a non-exclusive supply agreement with Merck Chimie S.A.S. (“Merck Chimie”) pursuant to which CardioGenics will adopt its proprietary biological-linking technology to magnetic beads supplied by Merck Chimie. The Merck beads enhanced by CardioGenics’ proprietary biological-linking technology are designed to increase yields in antibody manufacturing that can potentially reduce the cost of making certain antibody-based drugs. The agreement is for a term of four (4) years and CardioGenics will be paid an agreed upon fee for each gram of beads processed by CardioGenics and shipped to Merck Chimie.

The above-referenced agreement is the second agreement entered into between CardioGenics and Merck Chimie relating to the Company’s proprietary magnetic bead technology. The first agreement between CardioGenics and Merck Chimie, dated January 19, 2009, involves CardioGenics‘ proprietary silver-coated beads, which will be furnished by CardioGenics to Merck Chimie. The CardioGenics beads will be encapsulated by Merck Chimie and then marketed by Merck Chimie to manufacturers of large medical diagnostic analyzers. Under this agreement, CardioGenics will receive 30% of Merck Chimie’s net sales of the final encapsulated CardioGenics beads.

A press release issued by the Company in connection with the July 12, 2010 agreement between CardioGenics and Merck Chimie is included as Exhibit 99.1 hereto.

Item 9.01 Exhibits.

Index to Exhibits

99.1	Press Release dated July 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
	Name:	Yahia Gawad
	Title:	Chief Executive Officer

Dated: July 15, 2010